EXHIBIT 10.9

Conclusion Date: January 4, 2008

Receivable Pledge Agreement

Between

Zhengzhou Shenyang Technologies Co., Ltd., China, as Pledger

And

Austria Central Cooperation Bank Beijing Branch, as Pledgee

Contents

Article 1 Definition and Explanation
Article 2 Pledge
Article 3 Scope of Security
Article 4 Registration of Pledge
Article 5 Performance of Sales Contract
Article 6 Monitoring of Accounts
Article 7 Representations and Warranties
Article 8 Commitments of the Pledger
Article 9 Nature and Validity
Article 10 Realization of the Pledge
Article 11 Expenses and Compensation
Article 12 Notification
Article 13 Effectuation, Amendment, and Termination of the Contract
Article 14 Applicable Laws and Dispute Settlement
Article 15 Miscellaneous
Signing page
Annex 1 Contract Form of Pledge Registration of Receivables

The receivable pledge agreement, hereinafter referred to as “the Agreement”, is signed on the forth day of January 2008, by and between the both parties of
1. Zhengzhou Shenyang Technology, Inc., China, as Pledger, hereinafter referred to as “Pledger”, a limited company founded in accordance with the laws of the People’s Republic of China, whose registration address is 170, Gongren Road, Zhongyuan District, Zhengzhou, China
And
2. Austria Central Cooperation Bank Beijing Branch, as pledge, hereinafter referred to as “Pledgee”.

WHEREAS
Zhengzhou Shenyang Technologies Co., Ltd. as a borrower and the pledge as a lender has signed a “Letter of Quota” numbered 200801040012660001, hereinafter referred to as “Letter of Quota”, on January 4, 2008, under which the lender agreed to provide a quota of loan not exceeding RMB50,000,000 of loan principal, hereinafter referred to as “loan”.
AND WHEREAS
The Pledger agrees to sign the agreement with the pledge and to establish a security on the receivables, defined as bellow, with the pledge as beneficiary to warrantee that the Pledger shall fully pay the debt owe to the Pledgee under the Letter of Quota.

THEREFORE, it is agreed between both parties as follows:

Article 1 Definition and Explanation

1.1	Definition
The following terms defined in the Letter of Quota shall have the same meanings in the Agreement except where the context otherwise clearly defined:

“Sales contract” means product sales contract signed either before or after signing of the Agreement by and between the Pledger and one or more companies, hereinafter referred to as “the Buyer”, recognized and accepted by the pledge.

“Agreement of accounts” means “the agreement of account pledge and monitoring” signed on or before signing of the Agreement by and between the Pledger and Pledgee.

“Monitoring accounts” means the accounts used for receiving the receivables opened by the Pledger

“Registration authority” means the Credit Centre of the People’s Bank of China.

“Receivable(s)” means any existing and future rights and interests enjoyed by the Pledger under the sales contract over debtors, which includes but not is limited to (1) all creditor’s right of the Pledger under the sales contract, including any advance payment, installment payment, performance bond, and debtor’s right for any other sum of payments; and (2) all rights enjoyed by the Pledger under the sales contract to claim indemnification due to any breach of the contract.

“Debtor” means the debtor obliged to pay the receivables to the Pledger under the sales contract.

1.2	Explanation
(1)	The definition and explanation defined in the Letter of Quota shall be basically applicable in the understanding and explanation of the Agreement.
(2)
The heading of each article and clause is only used for the convenience of reading, and does not constitute any part of the article and clause and condition. It cannot be applied in the explanation of the Agreement.

(3)
Any laws, rules and regulations, ordinance, or other like legal documents mentioned in the Agreement shall all be interpreted as including the content of timely amendments, expansion, reissuing or adjusting of such documents and any other laws, rules and regulations, ordinance, or other legal documents based on such documents.

(4)	“Such as”, “include”, “for example” or examples followed any other prepositions are not to limit the plain or general meaning of the words before the prepositions.
(5)	“Pledger” and “Pledgee” include their agents, successors, transferee, and any other person being authorized, in case not in conflicting with the context.

Article 2 Pledge

2.1 To secure that all secured debts are timely and fully paid or discharged and that the Pledger may timely and properly perform its obligations due on time, due in acceleration, or other situations under the financing documents, the Pledger agrees to pledge the receivables to the pledge.
2.2 In case the Pledger and pledge adjust the amount of the loans according to the stipulations of the Letter of Quota, secured debts under the Agreement shall be the amount of loans actual provided under the Letter of Quota.

Article 3 Scope of Security

3. 1 The scope of pledge under the Agreement includes:
(1) All existing and future loans and accumulated interest, including but not limited to legal interests, agreed interests, overdue interests, and interests of punishment, handling charge and other charges, breach of contract damages, damages, expenses for realization of debtor’s rights, including but not limited to litigation expenses, attorney fee, notary fee, and execution fee, and other receivables, no matter they become receivables on expired date or under other conditions, the Pledger should pay the pledge under the financing documents;

(2) Any other items of payment the Pledger should pay the pledge due to or under the financing documents;
(3) All fees and expenses incurred when the Pledger realizes its secured rights and interests under the Agreement, including but not limited to the litigation expenses, attorney fees, notary fees and execution expenses; and
(4) Breach of contract damages and any other payments the Pledger should pay the pledge under the Agreement.

3.2 The certification issued by the Pledgee regarding any secured debt or receivables under the Agreement shall be final and bind the Pledger, unless there are any obvious errors.

Article 4 Registration of Pledge

4.1 The Pledgee and Pledger shall sign a Contract of Pledge Registration of Receivables based on the form in Annex 1 “Contract Form of Pledge Registration of Receivables” or any other form required or agreed upon by the pledge.

4.2 The Pledgee and Pledger agree the pledge registration of receivables shall be handled by the Pledgee in the registration authority, where the fees and expenses incurred shall be borne by the Pledger.

4.3 In case the Pledgee reasonably believes it is necessary to amend the pledge registration already done, the Pledger shall take all reasonable steps to assist the Pledgee to handle the amendment of pledge registration of receivables, where the fees and expenses incurred shall be borne by the Pledger.

4.4 Whenever the Pledgee requires, the Pledger shall, at any time, take the actions, including signing of any documents, acquiring any approvals and fulfilling any registrations, filing or recording, reasonably required by the Pledgee at his own charges to:
(1) Improve or protect the securities established under or according to the Agreement; or
(2) Assist the Pledgee or any other assignee to realize the pledge or any part of it established under the Agreement, or assist the Pledgee to exert any of his rights, powers, or discretions according to the Agreement.

Article 5 Performance of Sales Contract

5.1 The Pledger is obliged to continue to perform all obligations under the sales contract. The Pledgee has no responsibility or legal obligations to the sales contract, and is not obliged to implement responsibility undertaken by the Pledger to sales contract. The Pledgee has no responsibility to take actions concerning accounts receivable. In condition not affecting rights of the Pledgee under this agreement, the Pledger is not accountable or legally liable to any other parties concerning accounts receivable.

5.2 In spite of above regulations, if the Pledger and /debtor does not carry out obligations under sales contract properly and has done harm to rights enjoyed by the Pledgee under this agreement, the Pledgee has the right (but no obligations) to implement it in the name of Pledger or lodge a suit against debtor, refer to arbitration or take other measures. The Pledger agrees and authorizes the Pledgee to take actions mentioned above and provide coordination necessary. Expenses incurred as a result of any actions taken by Pledgee under this regulation should be compensated by the Pledger wholly.

Article 6 Monitoring of Accounts

6.1 The Pledger shall open monitored account at the place of pledge and guide debtor to deposit all accounts receivable into the account.

6.2 Without prior written consent of Pledgee, the Pledger is not allowed to indicate debtor to deposit account receivable into any other account except monitored account. If the Pledger, on any account, receives account receivable from any other means, he should notify immediately Pledgee and transfer the above sum of money into the monitored account.

Article 7 Representations and Warranties

7.1 The Pledger makes the following representations and warranties to the Pledgee:
(1) The Pledger is a limited company established in accordance with laws of the People’s Republic of China, and with independent legal person status. It has effective business license and is able to bring a suit and respond to a charge.

(2) The Pledger has legal qualifications and necessary rights to sign this agreement, to exercise rights and carry out obligations under this agreement.

(3) The sales contract is signed by the Pledger and debtor legally and effectively, and is legally binding to both parties. Accounts receivable of the Pledger in sales contract can be transferred according to relevant laws and regulations and nature of the sales contract.

(4) At present the debtor has no right of offsetting or counterargument in terms of the Pledger, which may affect guaranteed rights of the Pledgee under this agreement

(5) The Pledger has the sole right to account receivable, except guarantee set in this agreement, the Pledger does not have other guarantee of any nature in terms of account receivable. The Pledger has undisputable right to account receivable, and can be taken as the object of pledge security.

(6) The Pledger has carefully read, wholly understand and accept content of this agreement and document of financing, the Pledger signs and implements this agreement of his own free will. What are expressed is true.

(7) Data and documents provided by the Pledger to the Pledgee about the Pledger and account receivable are genuine and accurate, complete and effective, and document in duplicate is in conformity with the original.

(8) All those which are necessary for the signing of this agreement and guarantee by the Pledger under the agreement including approval, license, consent, notary, registration, record by government and other local department have been acquired and completed, which are legal and effective.

(9) The Pledger signs this agreement, implement its obligation under the agreement, which is not against the regulations of the company, other documents or any other agreement, and does not violate laws and regulations fit for the Pledger.

(10) This agreement constitutes legal, effective and legally binding obligations for the Pledger, and guarantee under it is unconditional, not limited by preferential rights of any other persons.

(11) Under the sales contract, there is no violating incidents or potential violating incidents by the Pledger and debtor.

(12) At present, there is no ongoing or possible arbitration, law suit or administrative procedures which may involve the Pledger and constitute serious unfavorable influence on financial condition, value of accounts receivable or ability of the Pledger to perform its obligation according to this agreement.

(13) Debtor or his any asset and income has no right of immunity or privileged in legal procedures such as offsetting, judgment, implementation, detaining.

7.2 The Pledger makes the representations and warranty under Article 7.1 above to the Pledgee. The above representations and warranty are regarded as made repeatedly everyday during the pledge period. When a representation and warranty is made repeatedly, it should fit in with the circumstances of the time.

Article 8 Commitments of the Pledger

8.1 The Pledger makes the following commitments to the Pledgee:

(1) The Pledger shall obey all legal and administrative laws relevant with the agreement, and the sales contract, strictly carry out and obey duty and obligations under this agreement and the sales contract, and take all necessary measures to guarantee accounts receivable legal and effective, including but not limited to legal and effective guarantee right to account receivable by the Pledgee.

(2) If there is any significant law suits, arbitration or administrative procedures involved with the Pledger or debtor, no matter it has begun or not, the Pledger is required to inform the Pledgee the detail as soon as possible (in not more than 3 work days).

(3) If any incidents of violations happened under this agreement, or incidents which may affect ability of the Pledger to implement obligations under this agreement, or incidents which may affect ability of debtor to implement obligations under this agreement, the Pledger should promptly notify the Pledgee in written form in detail.

(4) The Pledger shall acquire and handle all formalities necessary to make the agreement lawful and effective including approval, notary, registration, and record, and maintain they are lawful and effective and complete other necessary matters.

(5) Without prior instruction or written consent of the Pledgee, the Pledger is not allowed to agree, propose to amend or change in any other form sales contract or make any other guarantee other than which under this agreement on account receivable.

(6) Without prior consent of the Pledger, the Pledgee may transfer all or part of rights under this agreement to a third party, the pledge should sign proper and necessary documents and take proper and necessary measures, and complete relevant legal procedures.

(7) If the Pledger receives account receivable in any other accounts other than the controlled account, he should ,after receiving  payment of accounts receivable, immediately transfer it to the monitored account according to requirement of agreement.

(8) The Pledger is not allowed to take any measures which may change or harm the right of the Pledgee in terms of account receivable under this agreement.

(9) The Pledger promises to the Pledgee to take all measures which are beneficial to the guarantee under this agreement, and sign all necessary documents including but not excluding contracts related with extension and amendment of contract signed with the Pledger on registration of pledge of account receivable and other data and documents reasonably required by the Pledgee at any time.

Article 9 Nature and Validity

9.1 Guarantee set in this agreement is a lasting one. The responsibility of guarantee of the Pledger terminates until all guaranteed debts are paid off. Validity of this agreement is not affected by liquidation, combination, separation, acquisition, bankruptcy or other changes in organizational structure or any other arrangement made to account receivable.

9.2 Guarantee set in this agreement is independent of any other guarantee acquired by the Pledgee for debt guarantee. Before exercising right under this agreement, the Pledger does not need to perform any other guarantee possessed by him, nor is it necessary to first to take other measures of remedy. Under the precondition of permission of applicable law, this agreement is independent of quota letter. Invalidity wholly or in part of any other guarantee contract prescribed under quota letter does not affect validity of this agreement or duty and obligation of the Pledger under this agreement. Moreover, this agreement shall not be invalid or cancelled because quota letter it has guaranteed is invalid or be cancelled.

Article 10 Realization of the Pledge

10.1 Mortgage under this agreement will be executable once any case occurs as follows:
(1) Any violations under credit line letters.
(2) The Pledger transfers, distributes receivables in other ways, sets any part of receivables or attempts to set any guaranteed interests without the Pledgee’s previously written permission.
(3) The Pledger or debtor suspends or stops its business and enters bankruptcy, liquidation, shut-down, or something like this, or its business is forced to stop or suspend by the management.
(4) Any happening like lawsuit, arbitration, or administrative procedures concerning the Pledger or receivables occur, which by the Pledgee’s reasonable judgments will have severely adverse effects on the financial positions of the Pledgee, the value of receivables, and the pledger’s ability of coming to time pursuant to the agreement.
(5) Any statement or pledge made by the Pledger under the terms of this agreement is proven inaccurate, unreal or misleading.
(6) The Pledger agrees or proposes to alter sales contract so as to materially affect or harm the Pledgee’s interests without the Pledgee’s previously written permission.
(7) The Pledger or debtor violates any obligation under the terms of sales contract, and the violation will by the Pledgee’s reasonable judgments harm their guaranteed interests.
(8) The Pledger violates any other obligations under the terms of this agreement or there occur other thing which the Pledgee thinks will affect its rights under the terms of the agreement.

10.2 Once anything that is listed in Section 10.1 occurs, the Pledgee itself can decide on the proper time and way which it thinks is right to execute partial or all guarantees and exercise any right given by the agreement or applicable law, including but not limited to:
(1) Declaration that all the withdrawn loans expire and requiring the Pledger to return loans with the capital, interest and other payable items.
(2) Declaration to cancel the withdrawn loan by credit line letters
(3) Direct deduction of the corresponding money form the monitoring account
(4) Replevying or collecting receivables or all the money concerning to discharge the mortgage debts and present the valid receipt on behalf or the Pledger
(5) Replacement of the Pledger and the exercise of the Pledger’s property rights concerning receivables
(6) Undertaking or going through all the lawsuits or arbitration procedures concerning all or any receivables in the way which the Pledger thinks is proper by its own judgments and the practice, conciliation, removal or concession of the rights propositions concerning all or any receivables.
(7) Conducting conciliation, arrangements of debts, concession of any issue or dispute concerning receivables or caused by it or relevant to this agreement in one way or another.
(8) Submitting to the arbitration concerning receivables or taking any legal actions or launching a lawsuit.
(9) Signing the documents or taking relevant actions which the Pledgee reasonably thinks are necessary and proper concerning the above-mentioned items.

10.3 Once the Pledgee requires, the Pledger should coordinate the Pledgee to acquire all the necessary approval or agreement from the Pledgee to realize their liens, or coordinate the Pledgee to handle all the other procedures.

10.4 The Pledgee distributes the acquired money form mortgaged receivables under the terms of this agreement as the following order goes:
First, to cover all the expenses and fees produced from or caused by the exercise of the Pledgee’s rights and distribution of receivables.
Second, to cover the tax money or governmental charge when the Pledgee distributes receivables.
Third, to pay mortgaged debts.
The surplus after the deduction of the above items should be handed over to the Pledger by the Pledgee.
If the Pledgee can not acquire enough money form receivables to pay off mortgaged debts, they reserve the rights to ask the Pledger for more.

10.5 When the Pledgee legally exercises its rights by the agreement, it does not need to take responsibility for the loss caused by the Pledger in the practice except for its own deliberation or gross negligence.

Article 11 Expenses and Compensation

11.1 The Pledger will pay the fees on the signing the agreement, handling necessary registration or notarization procedures, fulfilling or forcibly executing obligations (including but not limited to the Pledgee for the lawyers or lawsuit fees, etc)
11.2 The Pledger will compensate the Pledgee for all the loss and expenses caused by the Pledger’s failure to fulfill the prescribed obligations or promises by the agreement.

Article 12 Notification

12.1	All notices, requests and other communications to the Pledger or to the Pledgee hereunder shall be in writing, and shall be given to the addresses stated below.

If to the Pledger: Zhengzhou Shenyan Technologies Co., Ltd.
Address: 90, Gongren Road, Zhengzhou City, Henan Province
Postcode: 450007
Tel:  86 371 6797 9600
Fax No.: 86 371 6771 3121
Attention: Mr. Zhong Bo

If to the Pledgee: Austria Central Cooperation Bank Beijing Branch
Address: Beijing International Club, Rm. 200, 21 Jianguomenwai Street, Beijing
Postcode: 100020
Tel: 86 10 6532 3388 extension 356
Fax: 86 10 6532 5926
Attention: Monika Goluch

12.2 The notice and other communications required to be given by any party shall be in written. if in person (including express mail), on the date that the receiving Party or a person at the receiving Party’s address signs for the document; if by registered mail, on the 3rd day after the date that is printed on the receipt of the registered mail; telex and telegram shall be deemed effectively with confirmation of transmission, at the time displayed in the corresponding transmission record. But notice and other communications delivered by the Pledger to the Pledgee are deemed received after the actual receipt of the Pledgee.

Article 13 Effectuation, Amendment, and Termination of the Contract

13.1 This contract becomes effective after signed by the authorized representatives of both parties.

13.2 The amendment, modification of the contract shall be made in written. Such documents shall be regard as the appendices of this contract and integral part of this Agreement.

13.3 The Pledgee shall agree to discharge the collateral security under this Agreement and handle the cancellation of registration after the full repayments of the secured liabilities and performance in full of the obligations under this agreement, and the hereunder fare and fees are at the Pledger’s expense. The Pledgee should offer necessary assistance to the Pledger in the cancellation process.

Article 14 Applicable Laws and Dispute Settlement

14.1 The conclusion, interpretation and dispute resolution shall be subject to the Laws of the People's Republic of China.

14.2 The disputes arising from execution of this contract or relevant to this contract shall be settled through friendly consultation by the parties. In case no settlement can be reached 30 days after the written consultation proposal is forwarded by one party, the dispute shall be submitted by either party to China International Economic and Trade Arbitration Commission for judgment according to the arbitration rules in effect. The verdict of arbitration is final and conclusive, binding on both parties. The place of arbitration is Beijing, and the arbitration conducted in the Chinese language. The out-of-pocket expense (including but not limited to arbitration fees, attorney fees) of the winning party should be paid by the party fails in the arbitration.

Article 15 Miscellaneous

15.1 No failure or delay by the Pledgee in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Any provision under this Agreement being illegal, ineffective or default shall not affect its legality, effectiveness and feasibility under other clause, nor affect the legality, effectiveness and feasibility of any other provision.

15.2 Any modification, waiver or other change of this agreement must be confirmed and become effective after signed by all parties in writing.

15.3 The Pledgee shall have the right to transfer all of its rights hereunder to another party without the consent of the Pledger. The Pledger shall not transfer any of its rights and obligations hereunder.

15.4 This Contract is prepared in 3 original copies, all of which are equally effective, with the Pledger and the Pledgee retaining one original copy each, and one copy for registration in the registration bureau.

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have caused this Agreement to be duly executed as of the date first written above.

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Signing page

The Pledger (official seal): Zhengzhou Shenyang Technologies Co., Ltd.
(Sealed)

Legal representative /Authorized signature (signature):
Zhong Bo (Signed)

The Pledgee (official seal): Austria Central Cooperation Bank Beijing Branch
(Sealed)

Authorized signature (signature): (Signed)

Annex I Contract Form of Receivable Pledge Registration

Herein the Zhengzhou Shenyang Technologies Co., Ltd. (hereinafter referred to as the “Pledger”) and the Austria Central Cooperation Bank Beijing Branch (hereinafter referred to as the “Pledgee”) signed the Receivable Pledge Agreement (hereto referred to as the “Pledge Agreement”) on January 4th, 2008, the two parties have reached the following agreement concerning the registration of the above-mentioned pledge receivable under the Receivable Pledge Agreement:

1.	The Pledgee should be responsible for the registration of the pledge receivable under the Pledge Agreement, the out-of-pocket expense at the Pledgee’s expense;

2.
The Pledger should provide promptly the necessary documents and information, including but not limited to the corporate legal registration name, registered address, the name of the legal representative, certificate of organization code, required by the Pledgee for the registration of the Pledge Agreement. The Pledger should be responsible for the authenticity and accuracy of the documents and information provided.

3.	This Agreement herein is for the registration of the Pledge Agreement, and should not affect the meaning or interpretation of any provision hereof.

The Pledger (official seal): Zhengzhou Shenyang Technologies Co., Ltd.

Legal representative /Authorized signature (signature):

The Pledgee (official seal): Austria Central Cooperation Bank Beijing Branch

Authorized signature (signature):